EXECUTION VERSION
SOLAZYME, INC.

SERIES A CONVERTIBLE PREFERRED
STOCK PURCHASE AGREEMENT

March 10, 2016

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Section 4.09. Restrictions on Transfer; Restrictive Legends		11
Section 4.10. Access to Information		11
Section 4.11. No General Solicitation.		12
Section 4.12. Purchasers’ Counsel		12
Section 4.13. Tax Liability		12
Article 5
Covenants
Section 5.01. Transfer Restrictions; Legends.		12
Section 5.02. Confidentiality; MNPI.		12
Section 5.03. Securities Law Disclosure; Publicity.		14
Section 5.04. Rule 144 Opinion / Legend		14
Article 6
Conditions to Closing
Section 6.01. Conditions to Obligations of the Company and the Purchasers		14
Section 6.02. Conditions to Obligations of the Purchasers		15
Section 6.03. Conditions to Obligations of the Company		15
Article 7
INDEMNIFICATION
Section 7.01. Survival of Representations and Warranties.		16
Section 7.02. Indemnification		16
Article 8
Miscellaneous
Section 8.01. Entire Agreement; Amendment; Assignment		16
Section 8.02. Notices		16
Section 8.03. Governing Law		17
Section 8.04. Jurisdiction		17
Section 8.05. WAIVER OF JURY TRIAL		18
Section 8.06. Delays or Omissions		18
Section 8.07. Finder’s Fees		18
Section 8.08. Expenses		18
Section 8.09. Counterparts		18
Section 8.10. Severability		19
Section 8.11. Titles and Subtitles		19
Section 8.12. Schedule of Exceptions.		19
SCHEDULE	A Schedule of Purchasers
EXHIBIT A	Form of Certificate of Designations
EXHIBIT B	Form of Registration Rights Agreement
EXHIBIT C	Form of Standstill Agreement

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SOLAZYME, INC.
SERIES A CONVERTIBLE PREFERRED
STOCK PURCHASE AGREEMENT
This agreement (the “Agreement”) is made effective as of March 10, 2016, by and among Solazyme, Inc., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Schedule A (each, a “Purchaser,” and together, the “Purchasers”).
R E C I T A L S:
WHEREAS, the Purchasers desire to purchase and the Company desires to sell securities on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

ARTICLE 1
Authorization and Sale of
Series A CONVERTIBLE Preferred Stock
Section 1.01 Authorization of Series A Convertible Preferred Stock. The Company has authorized the sale and issuance of up to 35,000 shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred”), having the rights, preferences, privileges and restrictions as set forth in the Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock in substantially the form attached hereto as Exhibit A (the “Certificate of Designations”).
Section 1.02 Sale of Series A Preferred Stock. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers, and the Purchasers will, severally and not jointly, buy from the Company, an aggregate of 27,850 shares of Series A Preferred. Each Purchaser shall purchase the number of shares and for the consideration specified in Schedule A hereto at either the Initial Closing (as defined below), the Second Closing (as defined below) or the Third Closing (as defined below) as set forth in Schedule A. The Purchasers will purchase their Series A Preferred at a per share purchase price of $1,000.00. The term “Shares” as used in this Agreement refers to the shares of Series A Preferred issued to the Purchasers pursuant to this Agreement.
ARTICLE 2
Closing Date; Delivery
Section 2.01 Closing Date.
(a)It is anticipated that the purchase and sale of the Shares to the Purchasers shall be consummated at a closing to be held at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, CA at 7:00 a.m., Pacific Time, on March 15, 2016 (the “Initial Closing”) or at such other date, time and place upon which the Company and the Purchasers set forth under the heading “Initial Closing” of Schedule A hereto shall agree (the “Initial Closing Date”), upon the physical or electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement.
(b)A second closing will be held at the offices of Davis Polk & Wardwell LLP at 7:00 a.m., Pacific Time, on March 24, 2016 (the “Second Closing”) or at such other date, time and place upon which the Company and the Purchasers set forth under the heading “Second Closing” of Schedule A shall agree (the “Second Closing Date”).
(c)A third closing will be held at the offices of Davis Polk & Wardwell LLP at 7:00 a.m., Pacific Time, on March 31, 2016 (the “Third Closing”) or at such other date, time and place upon which the Company and the Purchasers set forth under the heading “Third Closing” of Schedule A shall agree (the “Third Closing Date”).
(d)The term “Closing” and collectively the “Closings” shall apply to each of the Initial Closing, the Second Closing and the Third Closing, and the term “Closing Date” and collectively the “Closing Dates” shall apply to each of the Initial Closing Date, the Second Closing Date and the Third Closing Date unless otherwise specified.

Section 2.02 Delivery and Payment. At the applicable Closing, the Company will issue the number of Shares purchased by each Purchaser at such Closing as set forth in Schedule A, against payment of the purchase price therefor by wire transfer of immediately available funds per the Company’s instructions, and instruct the transfer agent to deliver appropriate documentation of the book-entry records of such Shares to each such Purchaser.

ARTICLE 3
Representations and Warranties of the Company
Subject to Section 8.12, except as set forth (a) in the SEC Reports (as defined below) and (b) on the Schedule of Exceptions to this Agreement (the “Schedule of Exceptions”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Company hereby represents and warrants to each Purchaser that:
Section 3.01 Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware, with corporate power and authority to own its properties and conduct its business as now conducted. Each subsidiary of the Company has been duly organized and is validly existing as a corporate entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in such good standing would not have a Company Material Adverse Effect. A “Company Material Adverse Effect” shall mean any material adverse effect on (i) the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company and its subsidiaries, if any, taken as a whole, (ii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iii) the authority or the ability of the Company to perform its obligations under this Agreement.
Section 3.02 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”) and the Standstill Agreements substantially in the form attached hereto as Exhibit C (each, a “Standstill Agreement” and, collectively with this Agreement and the Registration Rights Agreement, the “Transaction Documents”), to sell and issue the Shares hereunder, to issue the underlying common stock, par value $0.001 per share (the “Common Stock”), of the Company upon conversion of the Shares (the “Conversion Stock”) in accordance with the provisions of the Certificate of Designations, and to carry out and perform its obligations under the terms of the Transaction Documents to which it is a party.
Section 3.03 Governmental Consents, Etc. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Transaction Documents to which it is a party, or the offer, sale or issuance of the Shares or the Conversion Stock, or the consummation of any other transaction contemplated hereby or thereby, except (a) the filing of the Certificate of Designations in the office of the Delaware Secretary of State prior to the Initial Closing, (b) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Conversion Stock under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner, and (c) any filings, consents, approvals, or registrations as may be required by The NASDAQ Global Select Market in connection with the sales of the Shares. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Global Select Market and has not received any written notice from the NASDAQ Global Select Market of an event or condition that would reasonably be expected to cause the Common Stock to be delisted by the NASDAQ Global Select Market. The issuance and sale of the Shares and the Conversion Stock hereunder do not contravene the rules and regulations of the NASDAQ Global Select Market.
Section 3.04 Noncontravention. Assuming compliance with the matters referred to in ýSection 3.03, the issue and sale of the Shares and the performance by the Company of its obligations under the Transaction Documents, including its obligation to issue Conversion Stock upon conversion of the Shares, and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the properties or assets of the Company or any of its subsidiaries or any of their properties, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.05 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of the Transaction Documents, the authorization, sale, issuance and delivery by the Company of the Shares and the Conversion Stock (including the approval and adoption of the Certificate of Designations by the Company’s board of directors, as well as the filing of the Certificate of Designations with the Secretary of State of the State of Delaware) and the performance by the Company of all of the Company’s obligations under this Agreement, has been taken or will be taken prior to the Closing. The Transaction Documents to which the Company is a party, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies, and laws, regulations or policies relating to or promulgated by the Securities and Exchange Commission (the “SEC”). When issued and delivered to and paid for by Purchasers pursuant to this Agreement, the Shares shall be validly issued, fully paid and nonassessable, shall have the rights, preferences, privileges and restrictions described in the Certificate of Designations, shall be free from all taxes, liens, claims and encumbrances with respect to the issuance thereof, shall not be subject to preemptive rights or other similar rights of stockholders of the Company and shall not impose personal liability on the holder thereof to the Company. The Conversion Stock has been duly and validly reserved and, when issued in compliance with the provisions of the Certificate of Designations, shall be validly issued, fully paid and nonassessable, shall be free from all taxes, liens, claims and encumbrances with respect to the issuance thereof, shall not be subject to preemptive rights or other similar rights of stockholders of the Company and shall not impose personal liability on the holder thereof to the Company.
Section 3.06 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation pursuant to Section 13(a) or 15(d) thereof, since the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K”) through the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of its respective filing date, (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), the 2014 Form 10-K, and all other reports of the Company filed with the SEC pursuant to the Exchange Act from the filing date of the 2014 Form 10-K through the date of this Agreement (including the exhibits and schedules thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
Section 3.07Capitalization. The Company has an authorized capitalization as of September 30, 2015 (the “Capitalization Date”) as set forth in its Quarterly Report on Form 10-Q filed on November 9, 2015 with the SEC. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that it would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date hereof, (i) there are no outstanding options, warrants, scrips, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries except (w) as set forth in the SEC Reports and the exhibits attached and incorporated by reference thereto, (x) as were granted or issued after the Capitalization Date pursuant to the Company’s equity compensation plans described in the SEC Reports, and (y) as a result of the purchase and sale of the Shares; (ii) other than the Registration Rights Agreement, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act; and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares or the Conversion Stock. The Company has furnished to the Purchaser true and correct copies of the Company's certificate of incorporation as in effect on the date hereof and the Company's bylaws as in effect on the date hereof. Other than the Shares, the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto are as described in the SEC Reports and exhibits attached or incorporated by reference thereto.
Section 3.08 Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any court, public board, government agency or self-regulatory organization or body, that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.09 Intellectual Property. The Company and its subsidiaries own, license, or otherwise possess the right to use all material Intellectual Property (as defined below) necessary for the operation of the business as currently conducted. Except as would not, individually or in aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (ii) the Company has not received written notice of any pending, and to the Company’s knowledge, there is no pending or threatened, action, suit, proceeding or claim by others challenging the rights of the Company and its subsidiaries in or to any such Intellectual Property; (iii) the Intellectual Property owned by the Company and its subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, and the Company has not received written notice of any pending, and to the Company’s knowledge, there is no pending or threatened, action, suit, proceeding or claim by others challenging the validity, scope, or enforceability of any such Intellectual Property (except for proceedings before any governmental body or agency in the ordinary course relating to the registration of any such Intellectual Property); and (iv) the Company has not received written notice of any pending, and to the Company’s knowledge, there is no pending or threatened, action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others. To the Company’s knowledge, the Company's or its subsidiaries' current products and services do not infringe on any Intellectual Property or other rights held by any person that could have a Company Material Adverse Effect. The Company and each of its subsidiaries have taken reasonable measures to maintain the confidentiality of all Intellectual Property the value of which to the Company is contingent upon maintaining the confidentiality thereof. The term “Intellectual Property” as used herein means trademarks, service marks, trade names, Internet domain names, logos, slogans, patents, copyrights, computer software, trade secrets and know-how (together with all goodwill associated therewith and including any registrations or applications for registration of any of the foregoing).
Section 3.10 Registration Rights. Except as set forth in the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act, any of its presently outstanding securities.
Section 3.11 Offering. Subject to the accuracy of the Purchaser’s representations in this Agreement, the offer, sale and issuance of the Shares and the Conversion Stock (the “Offering”) constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and the qualification requirements of the securities laws of the State of California. Neither the Company nor any agent on its behalf has taken or will take any action so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws other than as contemplated in the Registration Rights Agreement.
Section 3.12 No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is (i) subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation or (ii) a party to any contract or agreement, which in each case, in the judgment of the Company's officers has or would reasonably be expected to have a Company Material Adverse Effect.
Section 3.13 Tax Status. The Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment collection of any foreign, federal, state or local tax and none of the Company’s tax returns is presently being audited by any taxing authority.
Section 3.14 Internal Controls. The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in material compliance with Rule 13a-15 under the Exchange Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in Internal Controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.
Section 3.15 Solvency. The Company (both before and after giving effect to the transactions contemplated by this Agreement) is Solvent. For the purposes of this ýSection 3.15, “Solvent” means that the Company’s current assets exceeds its current liabilities and the Company believes that it will be able to pay its probable liabilities on its existing debts as they become absolute and matured. The Company did not receive a qualified opinion from its auditors with respect to its fiscal year ended December 31, 2014 and, to the Company’s knowledge, does not anticipate that its auditors will issue a qualified opinion with respect to its fiscal year ended December 31, 2015.
Section 3.16 Certain Transactions. Since January 1, 2015, except for compensation or other employment arrangements in the ordinary course of business, there has been no transaction, or series of similar transactions, agreements, arrangements, relationships, payments or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements, relationships, payments or understandings to which the Company or any of its subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that is not disclosed in the SEC Reports.
Section 3.17 Absence of Certain Changes. Since September 30, 2015, there has not been a Company Material Adverse Effect; provided that (x) transactions undertaken by the Company in the ordinary course of business consistent with past practice shall not constitute a Company Material Adverse Effect and (y) any fluctuation in the market price of the Common Stock shall not in and of itself constitute a Company Material Adverse Effect.
Section 3.18 Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.
Section 3.19 Disclosure. The Company understands and confirms that the Purchasers have entered into this Agreement in reliance upon the representations in this Agreement.  All information relating to or concerning the Company or any of its subsidiaries set forth in this Agreement and the SEC Reports is true and correct in all material respects, and the Company has not omitted to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading. Since January 1, 2015, no material event or circumstance has occurred or exists, nor is the Company in possession of any material information, with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed that was (or is) required to be disclosed or announced under applicable securities laws or NASDAQ Global Select Market rules and regulations.
Section 3.20 Acknowledgment Regarding Purchaser's Purchase of Securities. The Company acknowledges and agrees that the Purchasers are acting solely in the capacity of an arm's length Purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each of the Purchasers is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by the Purchasers or any of their representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchasers' purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further represents to the Purchasers that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.
ARTICLE 4
Representations and Warranties of the Purchasers
Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows:
Section 4.01 Organization and Standing. If such Purchaser is an entity, such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material and adverse effect on the legality, validity or enforceability of the Transaction Documents to which it is a party, and Purchaser is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, as would not have a material adverse effect on it.
Section 4.02 Authorization.
(a)If such Purchaser is an entity, such Purchaser has the requisite corporate or other entity power and authority to execute and deliver Transaction Documents to which it is a party and perform its obligations under the Transaction Documents. The execution and delivery of each such Transaction Document by such Purchaser, the performance by such Purchaser of its obligations thereunder, and all other necessary corporate or other entity action on the part of such Purchaser have been duly authorized by its board of directors or similar governing body, and no other corporate or other entity proceedings on the part of such Purchaser is necessary for such Purchaser to execute and deliver the relevant Transaction Documents and perform its obligations thereunder.
(b)Each of the relevant Transaction Documents has been duly and validly authorized, and when executed and delivered by such Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and laws, regulations or policies relating to or promulgated by the SEC.
Section 4.03 Noncontravention. The execution and delivery of the Transaction Documents to which such Purchaser is a Party by such Purchaser nor the performance by such Purchaser of its obligations, thereunder will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, bylaws or similar organizational and governing documents of Purchaser or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the properties or assets of the Purchaser or any of its subsidiaries or any of their properties, except, with respect to clauses (i) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under the Transaction Documents to which such Purchaser is a party.
Section 4.04 Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), under the Securities Act. If such Purchaser is an entity, such Purchaser was not formed for the specific purpose of acquiring the Shares, and, if it was, all of such Purchaser’s equity owners are “accredited investors” as defined above.
Section 4.05 No Government Review. Each Purchaser understands that neither the SEC nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Shares or passed upon or endorsed the merits of this Agreement, the Shares, or any of the other documents relating to the Offering, or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement, the Shares or such other documents.
Section 4.06 Investment Experience. Each Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Shares, and such Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. In making its decision to acquire the Shares, such Purchaser has not relied upon any information other than information provided to it by the Company or its representatives and contained herein, including the representations and warranties and covenants of the Company contained herein.
Section 4.07 Investment Intent; Blue Sky. Each Purchaser is acquiring the Shares and the underlying Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, other than the transfer of shares to an affiliated investment fund under common control with Purchaser. It understands that the issuance of the Shares and the underlying Conversion Stock has not been, and will not be, registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser’s address set forth on Schedule A represents the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” or similar laws.
Section 4.08 Rule 144. Each Purchaser acknowledges that the Shares and the underlying Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 (“Rule 144”) promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.
Section 4.09 Restrictions on Transfer; Restrictive Legends. Each Purchaser understands that the transfer of the Shares and the Conversion Stock is restricted by the Certificate of Designations, the provisions of the Registration Rights Agreement and by applicable state and federal securities laws, and that each certificate, instrument, or book entry representing the Shares and the Conversion Stock will be imprinted with legends restricting transfer except in compliance therewith. The Company need not register a transfer of legended Shares or Conversion Stock, and may also instruct its transfer agent not to register the transfer of the Shares or Conversion Stock and to enforce applicable stop transfer instructions, unless the conditions specified in each of these legends is satisfied.
Section 4.10 Access to Information. Each Purchaser acknowledges that it has had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the SEC Reports, that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Shares; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment. Such Purchaser understands any statement contained in the SEC Reports shall be deemed to be modified or superseded for the purposes of this Agreement to the extent that a statement contained herein or in any other document subsequently filed with the SEC modifies or supersedes such statement.
Section 4.11 No General Solicitation. Each Purchaser is unaware of, and in deciding to participate in the Offering is in no way relying upon, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Offering.
Section 4.12 Purchasers’ Counsel. Purchaser acknowledges that it has had the opportunity to review the Transaction Documents, all exhibits and schedules thereto, and the transactions contemplated thereby with its own legal counsel.
Section 4.13 Tax Liability. Each Purchaser has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of the Company’s agents regarding such tax consequences. It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.
ARTICLE 5
Covenants
Section 5.01 Transfer Restrictions; Legends.
(a)The Shares and the Conversion Stock (collectively, the “Securities”) may only be disposed of in compliance with applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer of the Shares, any such transferee shall agree in writing to be bound by the terms of the Transaction Documents and shall have the rights and obligations of a Purchaser under this Agreement.

(b)The certificates, agreements, instruments, or book entries evidencing the Securities shall have endorsed thereon the legends set forth in the Certificate of Designations (and appropriate notations thereof will be made in the Company’s stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Shares.
Section 5.02 Confidentiality; MNPI.
(a)Each of the Purchasers acknowledges and agrees that: (i) certain of the information contained herein is of a confidential nature and may be regarded as material non-public information (“MNPI”) under Regulation FD of the Securities Act; (ii) except as provided in ýSection 5.03, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will be kept confidential by such Purchaser and will not be used for any purpose other than for the purposes of entering into and consummating the transactions contemplated under the Transaction Documents; (iii) except as provided in ýSection 5.03, until the time the information contained herein has been adequately disseminated to the public, the existence of this Agreement and the information contained herein shall not, without the prior written consent of the Company, be disclosed by any Purchaser to any person or entity, other than its employees, officers, directors, consultants financial and legal advisors and other representations (collectively, “Representatives”) for the sole purpose of evaluating the entering into and the consummation of the transactions contemplated under the Transaction Documents, and such Purchaser will not, directly or indirectly, disclose or permit its Representatives to disclose, any of such information without the prior written consent of the Company; (iv) such Purchaser shall make its Representatives aware of the terms of this ýSection 5.02 and be responsible for any breach of this Agreement by such Representatives; and (v) such Purchaser shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the contents or subject matter of this Agreement.
(b)Any party may disclose, or permit the disclosure of, information which would otherwise be confidential if and to the extent (i) required by law or any securities exchange, regulatory or governmental body; (ii) disclosed to its respective affiliates and its and their respective directors, officers, employees, shareholders, finance providers and their respective professional advisers or officers on a need-to-know basis (but it shall remain responsible for the compliance with this ýSection 5.02 by any such person); or (iii) it comes into the public domain other than as a result of a breach by any party hereto.
(c)Each Purchaser acknowledges that certain information concerning the matters that are the subject matter of this Agreement may constitute MNPI under U.S. federal securities laws, and that U.S. federal securities laws prohibit any person who has received MNPI relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, each Purchaser shall not purchase or sell any securities of the Company, or communicate such information to any other person save as provided in ýSection 5.03.
(d)Each Purchaser shall not, and shall cause its affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales (as such term is defined in Rule 200 promulgated under Regulation SHO under the Exchange Act)) during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated.
Section 5.03 Securities Law Disclosure; Publicity. On or prior to the fourth (4th) business day following the Initial Closing Date, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Documents. The Company may also in its sole discretion issue a press release describing the material terms of the transactions contemplated thereby. Each Purchaser shall not, and shall cause its affiliates not to, issue any press release or make any such public statement with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby without the prior written consent of the Company.
Section 5.04Rule 144 Opinion / Legend. For the purposes of Rule 144, the Company will instruct its counsel to advise it as to the availability of “tacking” such that the holding period of the Shares may be tacked onto the holding period of the Conversion Stock. Following the requisite holding period and satisfaction of other applicable requirements under Rule 144, within three (3) business days of a Purchaser’s written request that includes customary documentation, the Company shall facilitate the issuance by its legal counsel of a customary Rule 144 legal letter or opinion, facilitating the removal of any Rule 144 restrictive legend from the applicable Shares or Conversion Stock.
ARTICLE 6
Conditions to Closing
Section 6.01 Conditions to Obligations of the Company and the Purchasers. The obligations of the Company and each Purchaser acquiring Shares at the applicable Closing to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the applicable Closing of each of the following conditions:
(a)No governmental authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof;
(b)The Company shall have received all consents, authorizations, orders and approvals from all third parties and governmental authorities necessary to consummate the transactions contemplated hereby and no such consent, authorization, order and approval shall have been revoked;

(c)No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental authority or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement;
(d)The Company and each Purchaser shall have executed and delivered the Registration Rights Agreement;
(e)The Company and each Purchaser shall have executed and delivered a Standstill Agreement; and
(f)the Certificate of Designations shall have been filed with the Delaware Secretary of State.
In addition, the obligations of the Company and each Purchaser acquiring Shares at the Initial Closing to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Initial Closing of each of Glenhill Capital Overseas Master Fund LP, Glenhill Long Fund LP and the Glenn J. Krevlin Revocable Trust paying the purchase price for their Shares in immediately available funds at or before the Initial Closing.
Section 6.02 Conditions to Obligations of the Purchasers. The obligations of each Purchaser to consummate the transactions contemplated by the Transaction Documents shall be subject to the fulfillment at or prior to the applicable Closing of each of the following conditions:
(a)Representations and Warranties Correct. The representations and warranties made by the Company in this Agreement shall be true and correct on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such Closing;
(b)Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the applicable Closing Date shall have been performed or complied with in all material respects; and
(c)Opinion of Counsel. The Purchasers shall have received a customary legal opinion, dated as of the applicable Closing Date, from counsel for the Company.
Section 6.03 Conditions to Obligations of the Company. The Company’s obligation to consummate the transactions contemplated by the Transaction Documents, unless waived in writing by the Company, is subject to the fulfillment as of the applicable Closing Date of the following conditions:
(a) Representations and Warranties Correct. The representations and warranties made by the Purchasers acquiring Shares at the applicable Closing contained in this Agreement shall be true and correct on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such Closing; and
(b)Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Purchasers acquiring Shares at the applicable Closing on or prior to such Closing Date shall have been performed or complied with in all material respects.

ARTICLE 7
INDEMNIFICATION
Section 7.01Survival of Representations and Warranties. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each of the Closings and shall thereupon terminate on the day that is 12 months after the Initial Closing Date. All covenants and agreements contained herein which by their terms contemplate actions following the Closings shall survive the Closings and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.
Section 7.02 Indemnification. The Company agrees to indemnify and hold harmless each Purchaser, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each person or entity, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a "Control Person"), from and against any loss, claim, damage, liability, together with reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation), and any action in respect thereof to which such Purchaser and its Control Persons (collectively, the "Indemnified Parties") becomes subject to, resulting from, arising out of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, except to the extent that any such loss, claim, damage, liability, cost or expense is attributable to the willful misconduct or fraud of such Indemnified Party.
ARTICLE 8
Miscellaneous
Section 8.01 Entire Agreement; Amendment; Assignment. The Certificate of Designations and the Transaction Documents, including the exhibits hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any prior agreements, understandings or representations with respect to the subject matter hereof are superseded by this Agreement and shall have no further force or effect. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both the Company and the Purchasers of a majority of the Shares. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
Section 8.02 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by e-mail, by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:
(a)if to a Purchaser, to such Purchaser at the address listed on Schedule A;

(b)if to the Company, to:

Solazyme, Inc.
225 Gateway Boulevard
South San Francisco, CA 94080
Attention: General Counsel
E-mail:
with a copy to:
Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, CA 94025
E-mail:
All such notices, requests and other communications hereunder shall be deemed duly given on the date of receipt by the recipient thereof if received before 5:00 p.m. local time on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
Section 8.03Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware without regard to conflict of law rules of such state.
Section 8.04 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in ýSection 8.02 shall be deemed effective service of process on such party.
Section 8.05 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.06 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
Section 8.07 Finder’s Fees. Except as set forth in ýSection 8.07 of the Schedule of Exceptions, each party represents that it neither is, nor will be, obligated for any finders’ fee or commission in connection with this transaction. The Purchasers agree to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchasers or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
Section 8.08 Expenses. The Company and the Purchasers shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby, except that following the successful completion of the last Closing, (x) the Company will pay the reasonable, documented legal fees and expenses (but in no event more than $50,000) of Purrington Moody Weil LLP and (y) the Company will pay the reasonable, documented legal fees and expenses (but in no event more than $50,000 in the aggregate (the “Fee Cap”)) of outside legal counsel (other than Purrington Moody Weil LLP) to any other Purchaser that provides written notice to the Company of such legal fees and expenses no later than 20 business days (the “Deadline”) following the last Closing; provided that if the total amount of legal fees claimed hereunder exceeds the Fee Cap, each Purchaser requesting payment of legal fees hereunder shall only be entitled to a pro rata share of the Fee Cap allocated on the basis of the purchase price paid for the Shares by each such Purchaser.

Section 8.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.
Section 8.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
Section 8.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement
Section 8.12 Schedule of Exceptions.
(a)The Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the disclosures in any section or subsection of the Schedule of Exceptions shall qualify other sections and subsections in this Agreement only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.
(b)All references to the knowledge or judgment of the Company or its officers in this Agreement shall mean the actual knowledge or judgment of the individuals listed on Section 8.12 of the Schedule of Exceptions.

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SOLAZYME, INC. By:/s/ Jonathan S. Wolfson Name: Jonathan S. Wolfson Title: Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

Acre Venture Partners, L.P.
By:	/s/ Gareth Asten
Name: Gareth Asten
Title: Managing Partner

Artis Ventures II, LP
By:	/s/ Robert Riemer
Name: Robert Riemer
Title: Chief Operating Officer of the General Partner, Artis Ventures Management II, L.P.

BM Partners
By:	/s/ Phil Belling
Name: Phil Belling
Title: Parter

Glenhill Capital Advisors, LLC
As Investment Manager for and on behalf of:
Glenhill Capital Overseas Master Fund LP
Glenhill Long Fund LP
By:	/s/ Glenn J. Krevlin
Name:Glenn J. Krevlin
Title:President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

Glenn J. Krevlin, Trustee of the Glenn J. Krevlin Revocable Trust dated July 25, 2007
By:	/s/ Glenn J. Krevlin
Name: Glenn J. Krevlin
Title: Trustee

Lyra Growth Partners, Inc.
By:	/s/ Charles Chang
Name: Charles Chang
Title: President & Founder

Power Plant Ventures, L.P
By:	/s/ Mark Rampolla
Name: Mark Rampolla
Title: Partner

Simon Algae Investors, LLC
By:	/s/ Stephen H Simon
Name: Stephen H Simon
Title: Manager

VMG Partners III, L.P.
By:	VMG Partners III GP, L.P.
Its:	General Partner

By:	VMG Partners III GP, LLC
Its:	General Partner

By:	/s/ Michael L. Mauze
Name: Michael L. Mauze
Title: Managing Director

By:	/s/ Kara M. Roell
Name: Kara M. Roell
Title: Managing Director

[Signature Page to Stock Purchase Agreement]

Individuals

By:	/s/ Alexander Bernstein
Name: Alexander Bernstein

By:	/s/ Jack Davis
Name: Jack Davis

By:	/s/ Gary Friedman
Name: Gary Friedman

By:	/s/ Jeffrey Tarrant
Name: Jeffrey Tarrant

Jane Tranen Leyrer UTMA
/s/ David T. Leyrer
Name: David T. Leyrer
Title: Trustee

Remy Tranen Leyrer UTMA
/s/ David T. Leyrer
Name: David T. Leyrer
Title: Trustee

Quinn Tranen Leyrer UTMA
By:	/s/ David T. Leyrer
Name: David T. Leyrer
Title: Trustee

[Signature Page to Stock Purchase Agreement]